Exhibit 10.11

                      EMPLOYMENT AND NON-COMPETE AGREEMENT


         AGREEMENT made as of the 1st day of January 2001, by and between Applied Digital Solutions, Inc. a Missouri corporation (the "Company"), and Mercedes Walton (the "Executive").

                                    Recitals

         WHEREAS, the Company wishes to employ the Executive as President and Chief Operating Officer of the Company;

         WHEREAS, the Executive wishes to accept such employment and to render services to the Company and its subsidiaries and affiliates; and

         WHEREAS, the Company desires to enter into this Employment and Non-Compete Agreement (this "Agreement") to secure the services and employment of the Executive on behalf of the Company and to protect the Company's right, title and interest in its business and other affairs, policies, procedures, methods and personnel (including, without limitation, the Confidential Information (as defined below)) and the Executive is willing to render such services on the terms and conditions set forth herein, and in accordance with, the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                              Terms and Conditions

1.       Term.

         The Executive's employment hereunder shall be for a term (the "Employment Term"), which shall commence on January 1st, 2001 (the "Employment Date") and, subject to the provisions for earlier termination hereinafter provided, shall terminate on the third anniversary of the Employment Date, provided that the Employment Term shall be automatically extended for successive additional one (1) year periods ("Additional Employment Terms") unless, at least ninety (90) days prior to the end of the Original Employment Term or the Additional Employment Terms, the Company or the Executive has notified the other in writing that the Employment Term shall terminate at the end of the then current term. Notice of nonextension by the Company shall be treated as a Termination without Cause by the Company as of the end of the then current Employment Term. Notice of nonextension by the Executive shall be treated as a termination voluntarily other than for Good Reason at any time elected in writing by the Executive after the giving of such notice or by the Company after the giving of such notice by the Executive.


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2.       Position and Duties.

         During the Employment Term, the Executive shall serve as President and Chief Operating Officer of the Company and such other position(s) as may from time to time be agreed upon by the Company and the Executive. The Executive will report to the Chairman and Chief Executive Officer of the Company (the "Chairman") and shall have the duties, responsibilities and authority consistent with such position and such other duties, responsibilities and authority commensurate with such position as specified from time to time by the Chairman after consultation with the Executive. The Executive shall devote substantially her full business time, energy and efforts to the performance of services for the Company. The Executive shall not, without the prior written approval of the Chairman, engage in any other business activity that would interfere with the performance of her duties, services and responsibilities hereunder or which is otherwise in violation of policies established from time to time by the Company. Notwithstanding the foregoing, the Executive shall be entitled to manage her personal investments. The Executive may, with the prior written approval of the Chairman, devote reasonable periods of time to service as a director or advisory board member of other non-competitive businesses; provided, however, that such service does not interfere with the performance of her obligations hereunder. Furthermore, the Executive may engage in such charitable or community activities as shall not interfere with the performance of her obligations hereunder.

         During the period that shall commence on the Employment Date and terminate September 1, 2001, the Executive's principal place of employment shall be at the Company's offices in Fairfield, New Jersey. During that portion of the Employment Term that shall commence September 1, 2001, or such earlier date as the Executive may elect, the Executive's principal place of employment shall be the Company's corporate headquarters in Palm Beach, Florida. From and after the time that the portion of the Employment Term described in the preceding sentence commences, the Executive shall own or lease a residence or lease an apartment in the Palm Beach, Florida area and, if she continues to maintain a residence in New Jersey, which she may do in her sole discretion, non-business trips made to and from such residence shall be personal commuting expenses which shall be born by the Executive. Notwithstanding the foregoing, the Executive may from time to time be required to travel on Company business to an extent substantially consistent with the Executive's duties and responsibilities hereunder.

         During the Employment Term, the Company shall nominate the Executive for election to the Board of Directors (the "Board") as a member of the management slate at each meeting of the stockholders of the Company at which the Executive shall come up for election. If elected, the Executive agrees to serve on the Board without additional compensation.

3.       Compensation and Other Remuneration.

         (a) Base Compensation. During the Employment Term, the Company shall pay to the Executive in consideration of the performance by the Executive of the Executive's obligations hereunder (including any services as an officer,

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director,  employee,  member of any  committee  of the Company or  otherwise)  a salary (the "Base Compensation") at an annual rate equal to Three Hundred Thousand Dollars ($300,000) payable in U.S. Dollars in accordance with the Company's normal payroll practices then in effect. The Base Compensation and all other amounts payable by the Company to the Executive under this Agreement shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state and/or local law. The Executive will be eligible for annual salary increases during the Employment Term in accordance with Company Salary increase policies. Once increased, the Executive's base salary shall not be decreased for any reason and thereafter shall be the Base Compensation.

         (b) Annual Bonuses. In further consideration of the performance by the Executive of her obligations hereunder, during the Employment Term, the Executive shall be eligible to receive annual bonuses, the amount and payment of which shall be conditioned upon achievement by the Executive and the Company of performance targets set by the Compensation Committee of the Board after consultation with the Executive. The target amount of annual bonus the Executive may earn in any year shall be equal to one hundred percent (100%) of the Executive's Base Compensation. Annual bonuses, if any, shall be paid to the Executive as soon as practicable following the close of the fiscal year in which the annual bonus shall be earned.

         (c) ADS Option. In further consideration of the performance by the Executive of her obligations hereunder, the Executive shall be granted an option (the "ADS Option") to purchase one million seven hundred fifty thousand (1,750,000) shares of the Company's common stock, $.001 par value per share ("ADS Common Stock"), at an exercise price per share equal to eighty-five percent (85%) of the fair market value of a share of ADS Common Stock as of January 1, 2001, as determined under the provisions of the Company's 1999 Flexible Stock Plan. The ADS Option shall vest and become exercisable (a) with respect to two hundred ninety one thousand six hundred sixty six (291,666) shares subject thereto upon the commencement of the Employment Term; (b) with respect to an additional two hundred ninety one thousand six hundred sixty six (291,666) shares subject thereto on September 1, 2001; (c) with respect to an additional five hundred eighty three thousand three hundred thirty four (583,334) shares subject thereto on December 31, 2002 and (d) with respect to the remaining five hundred eighty three thousand three hundred thirty four (583,334) shares subject thereto from and after December 31, 2003, provided, however, that, except as provided below, the Executive shall be employed by the Company on each such date. Once vested, each portion of the ADS Option shall remain exercisable for ten (10) years from the date of grant. The ADS Option shall become fully vested and exercisable upon the Executive's death, Disability, termination without Cause, the Executive's termination for Good Reason, or upon a Change in Control (as defined in Exhibit A hereto), and shall remain exercisable for the entire exercise period. The ADS Option shall be subject to such further terms and conditions as shall be set forth in an agreement between the Company and the Executive, a copy of which is attached hereto as Exhibit B.

         (d) Digital Angel Option. In further consideration of the performance by the Executive of her obligations hereunder, the Executive shall be granted an option (the "Digital Angel Option") to purchase two hundred thousand (200,000) shares of the common stock, $.00005 par value per share, of Digital Angel Corporation, at an exercise price per share equal to the fair market value on


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January  1, 2001 as  determined  by the  committee  which  administers  the plan pursuant to which such option will be granted. The Digital Angel Option shall vest and become exercisable (a) with respect to thirty three thousand three hundred thirty three (33,333) shares subject thereto upon the commencement of the Employment Term; (b) with respect to an additional thirty three thousand three hundred thirty three (33,333) shares subject thereto on September 1, 2001;
(c) with respect to an additional sixty six thousand six hundred sixty seven (66,667) shares subject thereto on December 31, 2002 and (d) with respect to the remaining sixty six thousand six hundred sixty seven (66,667) shares subject thereto from and after December 31, 2003, provided, however, that, except as provided below, the Executive shall be employed by the Company on each such date. Once vested, each portion of the Digital Angel Option shall remain exercisable for ten (10) years from the date of grant. The Digital Angel Option
shall  become  fully  vested  and  exercisable   upon  the  Executive's   death,
Disability, termination without Cause, the Executive's termination for Good Reason, or upon a Change in Control (as defined in Exhibit A hereto) or upon Digital Angel.net, Inc. ceasing to be a subsidiary of the Company within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall remain exercisable for the entire exercise period. The Digital Angel Option shall be subject to such further terms and conditions as shall be set forth in an agreement between the Company and/or Digital Angel Corporation and the Executive, a copy of which is attached hereto as Exhibit C.

         (e) Relocation Allowance. In connection with the relocation of the Executive and all members of the Executive's immediate family that reside in the Executive's household and who shall be relocating from New Jersey to Florida with the Executive (collectively referred to as the "Relocating Individuals"), the Company shall reimburse the Executive for, or otherwise pay on behalf of the Executive, the reasonable and customary expenses (the "Relocation Expenses") incurred by the Executive in relocating from New Jersey to Florida, in accordance with the Company's relocation policy, but not in excess of One Hundred and Fifty Thousand Dollars ($150,000), including but not limited to those expenses:

              (i) incurred by the Executive in moving household goods, automobiles and the personal effects of Relocating Individuals from the Executive's residence in New Jersey to the Executive's new residence in Florida;

              (ii) incurred by the Relocating Individuals in traveling (for purposes of final relocation) from the Executive's residence in New Jersey to the Executive's new residence in Florida;

              (iii) incurred by the Executive and the Executive's spouse in making house-hunting trips to Florida prior to final relocation;

              (iv) incurred by the Executive in securing temporary living arrangements in Florida for the Relocating Individuals; and

              (v) incurred by the Executive as closing costs (as reasonably determined by the Company) associated with the sale of the Executive's primary residence in New Jersey and/or the purchase of the Executive's new residence in Florida.

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Subject to the  provisions  of the second  paragraph  of Section 2, the  Company acknowledges that the Executive may choose to retain her primary residence in New Jersey for a period of time and that the determination as to which residence will be her primary residence will be a decision solely made by her.

         All reimbursements to the Executive shall be made as soon as practicable following the Executive's presentation to the Company of appropriate receipts and other relevant documentation and shall be Grossed Up. For purposes of this Agreement, if a provision herein provides for a Gross Up, it shall mean that the Company will pay such additional compensation as is necessary (after taking into account all federal, state and local income and payroll taxes payable by the Executive as a result of the receipt of the amount being Grossed Up and such additional compensation) so as to place the Executive in the same after-tax position as she would have been in had no such tax been paid or incurred.

         In the event that the Executive terminates her employment for other than Good Reason or her employment is terminated by the Company for Cause within one year of the date her principal place of employment becomes the Company's corporate headquarters, as described in the second paragraph of Section 2, the Executive shall promptly repay to the Company the aggregate amount of all Relocation Expense reimbursements and payments theretofore paid to or on behalf of the Executive.

         (f)  Certain  Legal  Fees.  The  Company  shall  pay  the   Executive's
reasonable legal fees and costs incurred by the Executive in connection with the negotiation and execution of this Agreement.

         (g) Other Benefits. During the Employment Term, the Executive shall be entitled to:

              (i) participate in or receive benefits on the same basis as other senior executives of the Company under the Company's benefit plans and arrangements as in effect from time to time for senior management generally and for which the Executive has satisfied any applicable waiting period, including life insurance plans, pension and profit-sharing plans, medical, health and other welfare benefit plans, sick leave, sick pay and short-term and long-term disability benefits and holidays; and

              (ii) an automobile allowance in an amount equal to six hundred fifty dollars ($650) per month; and

              (iii) a number of paid vacation days for each year of the Employment Term as shall be determined from time to time by the Company, but in no event less than twenty (20) days for each year of the Employment Term, which vacation days shall accrue and become vested on the first day of each year of the Employment Term.

              (iv) financial planning and tax preparation assistance up to twenty thousand dollars ($20,000) per year.

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         (h)  Expenses.  During the  Employment  Term,  the  Executive  shall be entitled to reimbursement for all reasonable business expenses incurred by her in the course of her employment by the Company hereunder, as per Company policies then in effect, provided that the Executive properly accounts therefor (including, without limitation, the submission of appropriate expense reports, receipts and other appropriate documentation of such expenses).

4.       Termination.

         The Employment Term shall terminate upon the Employment Termination Date; provided, however, that the Employment Term shall be terminated prior to the Employment Termination Date upon the occurrence of any of the following events:

         (a) the death of the Executive ("Death");

         (b) the Disability (as defined below) of the Executive. For purposes of this Agreement, the term "Disability" shall mean the Executive has been unable due to a physical or mental incapacity or impairment to perform her material duties and responsibilities as provided under this Agreement for a period of not less than one hundred eighty (180) consecutive days during any three hundred sixty-five (365) consecutive day period. In the event of the Executive's termination by the Company under this section 4(b), the Company will provide her with 30 days written notice thereof while she remains so incapacitated, provided that such termination shall not be effective if she returns to full time employment within such 30 day period;

         (c) a termination by the Company by notice to the Executive for Cause (as defined below). For purposes of this Agreement, the term "Cause" shall mean
(i) willful and material written misrepresentation by the Executive to the Board with respect to a material matter concerning the Company, a subsidiary of the Company, or an affiliate of the Company; (ii) fraud of a material nature or embezzlement (other than good faith expense account disputes) on the part of the Executive with respect to the Company; (iii) conviction of, or the entry of a plea of, nolo contendere by the Executive to a felony (other than a traffic infraction or as a result of vicarious liability); (iv) any act of willful misconduct by the Executive with regard to the Company which (A) is intended to result in material personal enrichment of the Executive at the expense of the Company or any of its subsidiaries or affiliates and (B) has a material adverse impact on the business or reputation of the Company or any of its subsidiaries or affiliates; (v) the willful failure to attempt to perform a substantial portion of the Executive's duties and responsibilities hereunder or the abandonment by the Executive of her duties hereunder, which in either case, is not remedied within thirty (30) days after request for substantial performance in a writing that specifies the conduct that shall necessitate correction shall have been delivered to the Executive; or (vi) any material violation of any of the provisions set forth in Section 7 or 8 of this Agreement. For purposes of this Agreement, abandonment by the Executive of her duties and responsibilities hereunder shall be deemed to have occurred if the Executive ceases to function and perform her duties hereunder (unless due to physical or mental illness or disability) and no act or failure to act will be deemed to be willful unless done or omitted to be done, not in good faith and without reasonable belief that action or inaction was in the best interests of the Company;

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         (d) a termination by the Company by notice to the Executive  other than for Cause;

         (e) a termination by the Executive voluntarily for Good Reason (as defined below). For purposes of this Agreement, the term "Good Reason" shall mean: (i) an assignment of duties to the Executive that are materially inconsistent with the Executive's position (including status, title and reporting requirements); (ii) a reduction in the Executive's position (including status, title and reporting requirements), or a material reduction in the Executive's authority, duties or responsibilities; (iii) failure to elect or reelect the Executive to the Board or removal of the Executive from the Board;
(iv) a material breach by the Company of the terms of this Agreement; (v) relocation of the Executive's principal work site to a location more than 35 miles from (A) Fairfield, New Jersey with respect to the period beginning with the first day of the Employment Term and ending on September 1, 2001, and (B) Palm Beach, Florida with respect to the remainder of the Employment Term hereunder and all Additional Employment Terms; (vi) the failure of an assignee of this Agreement to assume this Agreement in writing delivered to the Executive in a form reasonably acceptable to the Executive; (vii) election as chief executive officer of the Company of someone other than the current Chief Executive Officer of the Company or the Executive; or (viii) a Change in Control as defined in Exhibit A provided that the Executive resigns on fifteen (15) days notice within one year following the Change in Control. Notwithstanding the foregoing, no termination by the Executive for Good Reason shall be effective unless the Executive shall have provided written notice to the Company of her intention to so terminate the Employment Term, which notice sets forth in reasonable detail the conduct that the Executive believes to be the basis for the Good Reason termination, and the Company shall thereafter have failed to correct such conduct (or otherwise commence action to correct such conduct and diligently pursue such correction to completion) within ten (10) days following the Company's receipt of such notice;

         (f) a termination by the Executive voluntarily other than for Good Reason pursuant to a written notice provided to the Company not less than thirty
(30) days prior to the effective date of the termination as set forth in such notice. Notwithstanding the foregoing, the Company shall have the right to accelerate the effective date of such termination to such earlier date as it shall determine by notice to the Executive.

5.       Effect of Termination.

         (a) In the event that the Employment Term shall be terminated for any reason, the Executive shall be entitled to: (i) all Base Compensation theretofore accrued on or prior to the date of termination but not theretofore paid to the Executive and (ii) all rights theretofore accrued to the benefit of the Executive pursuant to, and in accordance with the terms and conditions set forth in, any and all Company employee benefit plans, programs and policies, including any accrued but unpaid bonus for the prior year, accrued but unused vacation, reimbursement for accrued substantiated business expenses, and any unreimbursed Relocation Expenses.

         (b) In addition to the entitlements that the Executive shall have pursuant to the provisions of Section 5(a) of this Agreement, in the event that the Employment Term shall be terminated (i) by the Company other than for Cause,

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(ii) by Death or  Disability  or (iii) by the  Executive  for Good  Reason,  the
Executive shall be entitled to receive her Base Compensation for a period equal to the period (the "Severance Period") that shall commence on the date of termination and shall terminate on the later of (x) the end of the then current Employment Term and (y) one year following the date of termination plus one times her target annual bonus for the year of termination. Further, the Executive shall be entitled to receive a pro rata portion of the annual bonus for the year of termination based on the portion of the year during which the Executive was employed and the actual results for such year. Such amounts shall be payable at the times they would have been payable had the Executive's employment not terminated. In addition, the unvested portion of ADS Option and the Digital Angel Option shall vest and become immediately exercisable and shall remain exercisable for the entire remainder of the exercise period.

         (c) The payments and other benefits upon  termination set forth in this
Section 5 shall constitute the exclusive payments due to or in respect of the Executive upon the termination of her employment pursuant to this Agreement, but shall have no effect on any benefits which may be due the Executive under any plan of the Company that provides benefits after termination of employment, other than severance pay or salary continuation.

         (d) Upon any termination of the Executive's employment with the Company, unless otherwise agreed to by the Company and the Executive, the Executive shall immediately resign from any and all positions (whether elected or appointed) then held by the Executive within the Company or any subsidiary or affiliate of the Company.

         (e) In the event of any termination of employment hereunder, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. The amounts payable hereunder shall not be subject to setoff, counterclaim, recoupment, defense or other right which the Company may have against the executive or others, except as specifically set forth herein or upon the Company's obtaining a final unappealable judgment against the executive.

         (f) Following termination of the Executive's employment with the Company for any reason, the Executive agrees to cooperate with the Company upon the Company's legal and reasonable request and to reasonably be available to the Company (subject to her other commitments) with respect to matters arising out of the Executive's employment with the Company; provided, however, that the Company shall compensate the Executive for her time and effort on a per diem or such other basis and in such amount as may reasonably be agreed upon by the Executive and the Company.

         (g) In the event that the Executive becomes entitled to payments and or benefits which would constitute "parachute payments" within the meaning of
Section 280G of the Code, the provisions of Exhibit D, attached hereto, shall apply.

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6.       Change in Control.

         Notwithstanding anything to the contrary herein, in the event of a Change in Control (as defined in Exhibit A hereto): all options granted pursuant to this Agreement or otherwise shall immediately vest and become exercisable in accordance with the terms of the plan under which they are granted; and, if the Executive terminates her employment as provided in Section 4(e)(viii) or if her employment is terminated by the Company other than for Cause, within the time period set forth in Section 4 (e)(viii), or if, in anticipation of a Change of Control, she terminates her employment with Good Reason or her employment is terminated by the Company without Cause, the amounts due under the first sentence of Section 5(b) above shall increase to three (3) times the sum of the Executive's Base Compensation and target annual bonus and shall be payable in a lump sum within thirty (30) days of the date of termination of employment.

7.       Confidential Information.

         (a) The Executive acknowledges and agrees that by reason of her employment with the Company, the Executive will acquire Confidential Information (as hereinafter defined) concerning the operation of the Company and the Company's subsidiaries and affiliates the use or disclosure of which would cause the Company and its subsidiaries and affiliates substantial loss and damage which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive agrees that she will not (directly or indirectly) at any time, whether during the Employment Term or thereafter:

              (i) knowingly use for a personal benefit or for the benefit of any third party any Confidential Information that she may have obtained by reason of her employment with the Company, or

              (ii) disclose any Confidential Information to any individual or entity, except (A) as she deems advisable in the good faith performance of her obligations to the Company hereunder, (B) as required by a court of competent jurisdiction or in compliance with legal process or (C) with the prior written consent of the Board.

         For purposes of this Agreement, the term "Confidential Information" includes information relating to the confidential affairs of the Company and/or any subsidiary or affiliate of the Company, including but not limited to technical information, information with respect to trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, financial information, business and marketing plans, prospects or opportunities, personnel information, customer and/or supplier information, financing plans, expansion plans and other forms of information considered by the Company and/or any subsidiary or affiliate of the Company to be confidential and/or in the nature of trade secrets; provided, however, that (i) such term shall not include any information that is or becomes generally known or available publicly other than as a result of disclosure by the Executive which is in violation of the provisions of this Section and (ii) the Executive may, after giving prior notice to the Company and/or the Company's subsidiary or affiliate, as the case may be, to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction.

         (b) Executive acknowledges and agrees that all Confidential Information is the exclusive property of the Company and/or any subsidiary and/or affiliate of the Company, as the case may be. Upon termination of the Employment Term, the Executive shall promptly supply to the Company all business records, papers, documents, electronic materials, property, keys, notes, memoranda, writings, files, lists, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, and any other tangible product or document (whether or not such product or document constitutes Confidential Information) that has been produced by, received by or otherwise submitted to the Executive in the course or otherwise as a result of the Executive's employment by the Company. The Executive acknowledges and agrees that following termination of her employment with the Company, she shall not retain in any form whatsoever any copies of any Confidential Information. Notwithstanding the foregoing, the Executive may retain her rolodex and similar phone directories.

8.       Non-Interference and Non-Solicitation.

         (a) By and in consideration of the Company's entering into this Agreement and the Base Compensation and other benefits provided to the Executive hereunder, and in further consideration of the Executive's exposure to the proprietary and other confidential information of the Company, the Executive agrees that during the Employment Term and for a period of twelve (12) months following the termination of the Employment Term (the "Restricted Period"), the Executive shall not directly or indirectly, for her own account or for the account of any other individual or entity (excluding the Company and any subsidiary or affiliate of the Company):

              (i) solicit or contact in an effort to conduct  business  with any individual or entity (or any subsidiary or affiliate of such individual or entity) who is at the time of the Executive's termination of employment a customer of the Company or any subsidiary or affiliate of the Company ("Customers"), if the purpose or one of the purposes of such solicitation or contact is interfering with or otherwise diminishing the Company's relationship or business dealings with such individual or entity, directly or indirectly; provided the foregoing shall not apply to general solicitations not primarily aimed at known Customers or solicitations or contacts by the Executive's employer in which the Executive is not directly involved and has not specifically directed other employees with regard to the specific solicitations or contacts; or

              (ii) solicit or induce any employee of the Company or any of its subsidiaries or affiliates to terminate their employment with the Company or any subsidiary or affiliate of the Company or to accept employment with anyone except the Company or any subsidiary or affiliate of the Company (except that it shall not be a breach of this Agreement for the Executive to provide an employment reference).

         (b) Notwithstanding anything to the contrary contained in this Section 7, it shall not be a violation of the provisions of this Section 8 if the Executive shall, at the request of the Company, perform services for or on behalf of any subsidiary or affiliate of the Company.

9.       Specific Performance.

         (a) The Executive acknowledges that a breach of any of the covenants contained in Sections 7 and 8 hereof may result in material, irreparable injury to the Company and its subsidiaries and affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such breach or threat of breach, the Company and its subsidiaries and affiliates shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all entities acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company and its subsidiaries and affiliates may be entitled at law or in equity. The terms of this Section shall not prevent the Company and/or any of its subsidiaries or affiliates from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Executive. The Executive acknowledges and agrees that the Company would not have entered into this Agreement had the Executive not agreed to the provisions of
Section 7 and 8 hereof.

         (b) The Executive acknowledges that she has carefully read and considered the provisions of Sections 7 and 8 hereof and, having done so, agrees that the restrictions set forth herein (including the Restricted Period, scope of activity to be restricted and the geographical, temporal and territorial scope of the applicable restrictions) are fair and reasonable and are reasonably required for the protection of the interests of the Company and its subsidiaries and affiliates, and their respective officers, directors, executives, creditors and shareholders. The Executive and the Company agree that in the event that a court or arbitrator should determine that any of provisions of Section 7 or 8 hereof are unreasonable or unenforceable, either in period of time, geographical or territorial scope or otherwise, the parties hereto agree that the applicable covenant should be interpreted and enforced to the maximum extent possible in accordance with law. The Executive acknowledges and understands that the restrictions contained in Sections 7 and 8 hereof may limit her ability to engage in a business similar to the Company's business, but further acknowledges that she will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions. The provisions contained in Sections 7, 8 and 9 hereof shall survive any termination of the Employment Term, and the existence of any claim or cause of action by the Executive against the Company or any subsidiary of or affiliate of the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any subsidiary or affiliate of the Company of the covenants and agreements set forth in Sections 7, 8 and 9 hereof.

10.      Successors; Binding Agreement.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume this Agreement in writing in a form reasonably acceptable to the Executive and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place and to provide a copy of such writing to the Executive. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement. As used in this Agreement, the term "Company" shall mean the Company as defined in this Agreement and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Furthermore, the only entity to which this Agreement may be assigned by the Company is to a successor as contemplated in this Section 10(a).

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and/or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount is theretofore accrued on or prior to the date of her death but not theretofore paid to the Executive, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's spouse or, if there is no such spouse, to the Executive's estate. This Agreement is personal to the Executive and may not be assigned by her.

11.      Notice.

         For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed by United States overnight express mail, or nationally recognized private delivery service on an overnight basis, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:                      Mercedes Walton
                                          [The last address and facsimile number
                                          provided  by  the   Executive  to  the
                                          Company.]

If to the Company:                        Applied Digital Solutions, Inc.
                                          400 Royal Palm Way, Suite 410
                                          Palm Beach, Florida 33480
                                          Attn:  Steven M. Berkeley
                                          Telephone: (561) 366-4800
                                          Facsimile: (561) 366-8591

                                          with a copy to:

                                          Bryan Cave LLP
                                          One Metropolitan Square, Suite 3600
                                          St. Louis, MO  63102
                                          Attn: Llewellyn Sale III, Esq.
                                          Telephone: (314) 259-2649
                                          Facsimile: (314) 259-2020

         Notices may also be sent to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

12.      Disputes and Attorneys' Fees.

         Any dispute under this Agreement shall be resolved by arbitration in accordance with the rules of the American Arbitration Association ("AAA") in Palm Beach, Florida. The decision of the arbitrator shall be final and binding upon the parties and may be enforced in any court having jurisdiction.

         The costs of the AAA and the arbitrator shall be divided equally by the parties and each party shall pay its or her own legal fees, provided that, if the arbitrator determines that the Executive has prevailed, he or she shall award the Executive the costs of the AAA and the arbitrator as well as her legal fees and disbursements.

13.      Representations and Warranties.

         The Executive hereby represents and warrants that she is free to enter this Agreement and to render services pursuant hereto and that neither the execution and delivery of this Agreement nor the performance of her duties hereunder, violates the provisions of any other agreement to which she is a party or by which she is bound, based on the current activities of the Company. The Company acknowledges that the Executive has made it aware that she is subject to certain nonsolicitation, nondisparagement and noncompetition arrangements with AT&T and the Company will not cause her to violate such limitations.

14.      Expenses.

         Each of the parties hereto shall pay its own expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise expressly provided herein.

15.      Indemnification.

         The Company will indemnify and hold the Executive harmless both during and after the Employment Term to the fullest extent permitted by law with regard to actions or inactions with respect to performance of her responsibilities hereunder as a director of the Company and as a director or officer of any other entity or a fiduciary of any benefit plan which she is serving at the request of the Company and will maintain directors and officers insurance to the same extent as the Company maintains for any other senior executive or director of the Company.

16.      Waivers and Further Agreements.

         (a) Any waiver of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

         (b) Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

17.      Amendments.

         This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

18.      Severability.

         If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction, or in such case.

19.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

20.      Section Headings.

         The headings contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

21.      Gender.

         Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

22.      Entire Agreement.

         Except as otherwise expressly provided herein, this Agreement together with any attachments or exhibits hereto contains the entire agreement of the parties hereto with respect to the subject matter hereof and there are no other promises or conditions in any other agreement, whether oral or written relating to the subject matter hereof. This Agreement supersedes any prior written or oral agreements between the parties hereto as to the subject matter hereof, including without limitation any prior written or oral employment agreements, which, if any, shall be null and void as of the date hereof.

23.      Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to the principles of conflict of laws.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                 APPLIED DIGITAL SOLUTIONS, INC.



                                                 By:
                                                    ----------------------------
                                                 Title:



                                                 EXECUTIVE



                                                 -------------------------------
                                                 Mercedes Walton

                                    Exhibit A

                                Change in Control


                  For purposes of this Agreement, a Change in Control shall be deemed to occur (a) if any person, as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power (i) of the Company's then outstanding securities or (ii) on a fully diluted basis, (b) upon the first purchase of the common stock of the Company pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company), (c) upon the approval by the
Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or (d) if, during any period of 2 consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets in another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least 80% of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in Company immediately before such merger, consolidation, sale or disposition.

                                    EXHIBIT B
               NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
                         APPLIED DIGITAL SOLUTIONS, INC.
                            1999 FLEXIBLE STOCK PLAN

Name of Option Recipient:             Mercedes Walton
                          ------------------------------------------------------


         On January 1, 2001, the Company awarded you a stock option. You were granted an option to buy 1,750,000 Shares of Common Stock at a per Share price of 85% of Fair Market Value on January 1, 2001 on or after the earlier of the date set forth in the Terms and Conditions (as defined below) or the dates set forth in the following schedule:




                                                    Number of Shares for which
                       Date                         Option is First Exercisable

                  January 1, 2001                            291,666

                 September 1, 2001                           291,666

                 December 31, 2002                           583,334

                 December 31, 2003                           583,334


and on or before December 31, 2010.


         IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award ("Terms and Conditions") and the Applied Digital Solutions, Inc., 1999 Flexible Stock Plan ("Stock Option Plan"). Capitalized terms are defined in the Terms and Conditions and/or Stock Option Plan .


                                                 APPLIED DIGITAL SOLUTIONS, INC.




                                                 By:
                                                    ----------------------------
                                                           President
Read and agreed to this
 ___ day of January, 2001.




--------------------------
Mercedes Walton

                              TERMS AND CONDITIONS
               NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
            APPLIED DIGITAL SOLUTIONS, INC. 1999 FLEXIBLE STOCK PLAN
                                       TO
                                 MERCEDES WALTON

1.       Definitions

(a)        Committee                      The Committee  (or, in certain  cases,
                                          its  designees)  who  administers  the
                                          Stock Option Plan.

(b)        Company                        Applied  Digital   Solutions  Inc.,  a
                                          Missouri corporation.


(c)        Option                         The  option   granted  by  the  Option
                                          Award.


(d)        Option Award                   The  Non-Qualified  Stock Option Award
                                          to which the Terms and  Conditions are
                                          attached  together with,  except where
                                          the context requires otherwise,  these
                                          Terms and Conditions.

(e)        Employment Agreement           That    certain     employment     and
                                          non-compete   agreement  dated  as  of
                                          January 1, 2001,  by and  between  the
                                          Company   and  the   Participant,   as
                                          amended.

(f)        Participant                    Mercedes Walton,  the recipient of the
                                          Option Award.

(g)        Stock Option Plan              Applied Digital  Solutions,  Inc. 1999
                                          Flexible Stock Plan, as amended.


All capitalized terms not otherwise defined herein (whether above or otherwise) shall have the meanings given to such terms by the Stock Option Plan.

2.       Evidence of Option Grant and Option not an Incentive Stock Option

         The Option Award evidences a grant to the Participant of an Option to purchase that number of Shares ("Optioned Shares") of the par value $.001 per share Common Stock of the Company ("Stock") set forth on the Option Award. The Participant may exercise the Option as shown on the Option Award and in Section 3 below. Once all or any part of the Option becomes exercisable, it shall remain exercisable until the Option Expiration Date. In no event shall the Option or any part of the Option be exercisable after December 31, 2010 (the "Option Expiration Date"). The Option shall not be treated as an "Incentive Stock Option", as defined in Section 422 of the Internal Code of 1986, as amended.

3.       Acceleration of Exercise Date.

         If and to the extent the Option is not already exercisable, it shall become exercisable upon the occurrence of any of the following events:

                  (a) The Participant's death while employed by the Employer;

                  (b) the Participant's Disability (as defined in the Employment Agreement);

                  (c) the Participant's termination of her employment for Good Reason (as defined in the Employment Agreement);

                  (d) termination of the Participant's employment other than for Cause by the Employer (as defined in the Employment Agreement); or

                  (e) a Change of Control (as defined in the Employment Agreement).

4.       Exercise of Option

         The Option shall be exercised by the Participant delivering a written notice of exercise to the Company's corporate headquarters at 400 Royal, Suite 410, Palm Beach, Florida 33480. This notice shall specify the number of Optioned Shares the Participant then desires to purchase.

5.       Payment of Option Price

         Payment for the Shares purchased under the Option shall be made to the Company either in cash (including cashier's check, bank draft or money order or a cashless exercise arrangement). In addition, payment of the Option price may, at the discretion of the Committee, be made in whole or in part by the tender of Shares or in other property, rights and credits, including the Participant's promissory note.

6.       Form of Notice of Exercise

         The  Participant's  notice as  required by Section 3 shall be signed by
the  Participant  and  shall  be  in  substantially   the  following  form  with
appropriate adjustments depending on how the Option price is paid:

                  "I   hereby    exercise  my Option to purchase ____ Shares  in
          accordance with my Option Award dated _____, 200__, granted under the Company's 1999 Flexible Stock Plan, as amended.

                  The aggregate Option price of the Shares I am purchasing is $________. I hereby tender payment of such price (complete applicable item(s)):

         (a) by delivery of a cashier's check, bank draft or money order made payable to the Company in the amount of $__________; and/or

         (b) through a cashless exercise as follows

         -----------------------------------------------------------------------

         ----------------------------------------------------------------------.


7.       Stock Certificate

         Upon the exercise of the Option, the Participant shall be entitled to one Stock certificate evidencing the Shares acquired upon exercise.

8.       Legends on Certificate

         The certificate to be issued under Section 6 shall be issued as soon as practicable. Such certificate shall contain thereon a legend in substantially the following form if the Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to the Company) that registration is not required."

The certificate shall also contain such other legends as may be appropriate or required by law, such as a legend relating to any shareholders agreement that may apply to the Shares.

9.       Termination of Employment; Nonassignability

         9.1 Termination. If the Participant's employment shall terminate or be terminated, the Participant or her personal representative and/or beneficiary, as the case may be, shall have the right (but not later than the Option Expiration Date) to exercise such Option to the extent that such Option was exercisable at the date of termination of employment or become exercisable upon such date but was not exercised, and the Participant's interest in such portion of the Option which was not then exercisable or which did not then become exercisable shall terminate and all rights thereunder shall cease. If the Participant is both a Director and an Employee, her employment shall not be deemed to have been terminated as long as she remains a Director or an Employee, as the case may be.

         9.2 Non-Transferability of Rights; Designation of Beneficiaries. Except as herein after provided in this Section 9.2, the Option shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Participant, the Option shall be exercisable only by the Participant. Notwithstanding the foregoing, the Participant, during her lifetime, may transfer for no consideration the Option to members of her immediate family or a trust for the benefit of her and/or members of her immediate family subject to all of the provisions applicable to the Option prior to its transfer. In addition, the Participant may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of death of the Participant, the Option granted hereunder, subject to all of the provisions of this Section 9. The Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Option, the
Committee may determine to recognize only an exercise by the personal representative of the estate of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

         9.3 Deemed Termination of Employment and Transfer. If the Employer that employs the Participant (or of which the Participant is a Director) ceases to be an Employer, the Participant's employment shall be deemed to have been terminated by such Employer without Cause as of the date that it ceases to be an Employer. The transfer of a Participant's employment (or a Director's service as a Director) from one Employer to another Employer shall not be deemed a termination of employment.

10.      Withholding

         The Company or any Affiliate that employs the Participant shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option or as otherwise may be required by such laws. The Company or any such Affiliate may require as a condition to issuing Stock upon the exercise of the Option that the Participant or other person exercising the Option pay any sum that federal, state or local tax law requires to be withheld with respect to such exercise. In the alternative, the Participant or other person exercising the Option, may elect to pay such sums to the Company or the Affiliate by delivering written notice of that election to the Company's corporate headquarters at 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480, prior to or concurrently with exercise. There is no obligation that the Participant be advised of the existence of the tax or the amount which the Employer corporation will be so required to withhold.

11.      Controlling Document

         In the event of any conflict between the provisions of the Stock Option Plan and the provisions of the Employment Agreement relating to this Option and/or the Option Award and these Terms and Conditions, the provisions of the Employment Agreement and/or the Option Award and these Terms and Conditions shall control.

12.      Early Exercise; Restricted Stock

         Notwithstanding any other provision of the Option Award or these Terms and Conditions, the Participant may exercise all or any part of the Option which is not yet exercisable in accordance with the provisions of this Section 12. In such event, all Shares purchased upon such exercise shall be subject to a repurchase right in favor of the Company at a price, payable in cash in one lump sum, equal to the original purchase price under the Option until the Option which was exercised to purchase the Shares becomes exercisable under the Option Award and these Terms and Conditions without regard to this Section 12. The Company's repurchase right shall arise, if, at any time during the time period described in the preceding sentence, an event which would cause the Option pursuant to which such Shares were acquired to be forfeited occurs and shall be exercised by notice to the Participant for a period of 30 days after such event. While any Shares issued pursuant to the early exercise of the Option provided by this Section 12 are subject to the Company's repurchase right, they may be transferred only as described in the second sentence of Section 9.2, and, in the event of such transfer, shall still remain subject to the Company's repurchase right. While the Shares are subject to the Company's right of repurchase, a legend to that effect shall be placed on such Shares, and the Company shall also have the right to have custody of such certificates.

                                   EXHIBIT C
               NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
                             DIGITAL ANGEL.NET INC.
                               FLEXIBLE STOCK PLAN

Name of Option Recipient:             Mercedes Walton
                          ------------------------------------------------------


         On January 1, 2001, the Company awarded you a stock option. You were granted an option to buy 200,000 Shares of Common Stock at the per Share price equal to Fair Market Value as of January 1, 2001 as determined by the Committee based on an appraisal by a qualified independent appraiser on or after the earlier of the date set forth in the Terms and Conditions (as defined below) or the dates set forth in the following schedule:




                                                     Number of Shares for which
                           Date                      Option is First Exercisable

                      January 1, 2001                          33,333

                     September 1, 2001                         33,333

                     December 31, 2002                         66,667

                     December 31, 2003                         66,667

and on or before December 31, 2010.


         IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award ("Terms and Conditions") and the Digital Angel.net, Inc. Flexible Stock Plan ("Stock Option Plan"). Capitalized terms are defined in the Terms and Conditions and/or Stock Option Plan .


                                                     DIGITAL ANGEL.NET, INC.



                                                     By:
                                                        ------------------------
                                                                  President
Read and agreed to this ___ day of January, 2001.


------------------------------------------
Mercedes Walton

                              TERMS AND CONDITIONS
               NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
                   DIGITAL ANGEL.NET INC. FLEXIBLE STOCK PLAN

                                       TO
                                 MERCEDES WALTON

1.       Definitions

(a)        Committee                      The Committee  (or, in certain  cases,
                                          its  designees)  who  administers  the
                                          Stock Option Plan.

(b)        Company                        Digital  Angel.net,  Inc.,  a Delaware
                                          corporation.

(c)        Option                         The  option   granted  by  the  Option
                                          Award.

(d)        Option Award                   The  Non-Qualified  Stock Option Award
                                          to which the Terms and  Conditions are
                                          attached  together with,  except where
                                          the context requires otherwise,  these
                                          Terms and Conditions.

(e)        Employment Agreement           That    certain     employment     and
                                          non-compete   agreement  dated  as  of
                                          January  1,  2001,   by  and   between
                                          Applied   Digital   Solutions,    Inc.
                                          ("ADSX")  and  the   Participant,   as
                                          amended.

(f)        Participant                    Mercedes Walton,  the recipient of the
                                          Option Award.

(g)        Stock Option Plan              Digital Angel.net, Inc. Flexible Stock
                                          Plan, as amended.

All capitalized terms not otherwise defined herein (whether above or otherwise) shall have the meanings given to such terms by the Stock Option Plan.

2.       Evidence of Option Grant and Option not an Incentive Stock Option

         The Option Award evidences a grant to the Participant of an Option to purchase that number of Shares ("Optioned Shares") of the par value $.00005 per share Common Stock of the Company ("Stock") set forth on the Option Award. The Participant may exercise the Option as shown on the Option Award and in Section 3 below. Once all or any part of the Option becomes exercisable, it shall remain exercisable until the Option Expiration Date. In no event shall the Option or any part of the Option be exercisable after December 31, 2010 (the "Option Expiration Date"). The Option shall not be treated as an "Incentive Stock Option", as defined in Section 422 of the Internal Code of 1986, as amended.

3.       Acceleration of Exercise Date.

         If and to the extent the Option is not already exercisable, it shall become exercisable upon the occurrence of any of the following events:

                  (a) The Participant's death while employed by the Employer;

                  (b) the Participant's Disability (as defined in the Employment Agreement);

                  (c) the Participant's termination of her employment for Good Reason (as defined in the Employment Agreement);

                  (d) termination of the Participant's employment other than for Cause by the Employer (as defined in the Employment Agreement);

                  (e) a Change of Control (as defined in the Employment Agreement) with respect to the Company or ADSX; or

                  (f) the Company ceases to be a Subsidiary of ADSX.

4.       Exercise of Option

         The Option shall be exercised by the Participant delivering a written notice of exercise to the Company's corporate headquarters at 400 Royal, Suite 410, Palm Beach, Florida 33480. This notice shall specify the number of Optioned Shares the Participant then desires to purchase.

5.       Payment of Option Price

         Payment for the Shares purchased under the Option shall be made to the Company either in cash (including cashier's check, bank draft or money order or a cashless exercise arrangement). In addition, payment of the Option price may, at the discretion of the Committee, be made in whole or in part by the tender of Shares or in other property, rights and credits, including the Participant's promissory note.

6.       Form of Notice of Exercise

         The  Participant's  notice as  required by Section 3 shall be signed by
the  Participant  and  shall  be  in  substantially   the  following  form  with
appropriate adjustments depending on how the Option price is paid:

                  "I   hereby    exercise  my Option to purchase ____ Shares  in
          accordance with my Option Award dated _____, 200__, granted under the Company's 1999 Flexible Stock Plan, as amended.

                  The aggregate Option price of the Shares I am purchasing is $______________. I hereby tender payment of such price (complete applicable item(s)):

                  (a)  by  delivery  of  a  cashier's check, bank draft or money
                       order  made   payable  to  the  Company in  the amount of
                       $__________; and/or

                  (b)  through a cashless exercise as follows

                  --------------------------------------------------------------
                  -------------------------------------------------------------.


7.       Stock Certificate

         Upon the exercise of the Option, the Participant shall be entitled to one Stock certificate evidencing the Shares acquired upon exercise.

8.       Legends on Certificate

         The certificate to be issued under Section 6 shall be issued as soon as practicable. Such certificate shall contain thereon a legend in substantially the following form if the Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to the Company) that registration is not required."

The certificate shall also contain such other legends as may be appropriate or required by law, such as a legend relating to any shareholders agreement that may apply to the Shares.

9.       Termination of Employment; Nonassignability

         9.1 Termination. If the Participant's employment shall terminate or be terminated, the Participant or her personal representative and/or beneficiary, as the case may be, shall have the right (but not later than the Option Expiration Date) to exercise such Option to the extent that such Option was exercisable at the date of termination of employment or become exercisable upon such date but was not exercised, and the Participant's interest in such portion of the Option which was not then exercisable or which did not then become exercisable shall terminate and all rights thereunder shall cease. If the Participant is both a Director and an Employee, her employment shall not be deemed to have been terminated as long as she remains a Director or an Employee, as the case may be.

         9.2 Non-Transferability of Rights; Designation of Beneficiaries. Except as herein after provided in this Section 9.2, the Option shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Participant, the Option shall be exercisable only by the Participant. Notwithstanding the foregoing, the

Participant, during her lifetime, may transfer for no consideration the Option to members of her immediate family or a trust for the benefit of her and/or members of her immediate family subject to all of the provisions applicable to the Option prior to its transfer. In addition, the Participant may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of death of the Participant, the Option granted hereunder, subject to all of the provisions of this Section 9. The Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Option, the
Committee may determine to recognize only an exercise by the personal representative of the estate of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

         9.3 Deemed Termination of Employment and Transfer. If the Employer that employs the Participant (or of which the Participant is a Director) ceases to be an Employer, the Participant's employment shall be deemed to have been terminated by such Employer without Cause as of the date that it ceases to be an Employer. The transfer of a Participant's employment (or a Director's service as a Director) from one Employer to another Employer shall not be deemed a termination of employment.

10.      Withholding

         The Company or any Affiliate that employs the Participant shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option or as otherwise may be required by such laws. The Company or any such Affiliate may require as a condition to issuing Stock upon the exercise of the Option that the Participant or other person exercising the Option pay any sum that federal, state or local tax law requires to be withheld with respect to such exercise. In the alternative, the Participant or other person exercising the Option, may elect to pay such sums to the Company or the Affiliate by delivering written notice of that election to the Company's corporate headquarters at 400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480, prior to or concurrently with exercise. There is no obligation that the Participant be advised of the existence of the tax or the amount which the Employer corporation will be so required to withhold.

11.      Controlling Document

         In the event of any conflict between the provisions of the Stock Option Plan and the provisions of the Employment Agreement relating to this Option and/or the Option Award and these Terms and Conditions, the provisions of the Employment Agreement and/or the Option Award and these Terms and Conditions shall control.

12.      Early Exercise; Restricted Stock

         Notwithstanding any other provision of the Option Award or these Terms and Conditions, the Participant may exercise all or any part of the Option which is not yet exercisable in accordance with the provisions of this Section 12. In such event, all Shares purchased upon such exercise shall be subject to a repurchase right in favor of the Company at a price, payable in cash in one lump sum, equal to the original purchase price under the Option until the Option which was exercised to purchase the Shares becomes exercisable under the Option Award and these Terms and Conditions without regard to this Section 12. The Company's repurchase right shall arise, if, at any time during the time period described in the preceding sentence, an event which would cause the Option pursuant to which such Shares were acquired to be forfeited occurs and shall be exercised by notice to the Participant for a period of 30 days after such event. While any Shares issued pursuant to the early exercise of the Option provided by this Section 12 are subject to the Company's repurchase right, they may be transferred only as described in the second sentence of Section 9.2, and, in the event of such transfer, shall still remain subject to the Company's repurchase right. While the Shares are subject to the Company's right of repurchase, a legend to that effect shall be placed on such Shares, and the Company shall also have the right to have custody of such certificates.

                                    Exhibit D
                               Parachute Gross Up


                  (a) In the event that the Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the "nature of compensation" (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively the "Company Payments"), and such Company Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority) the Company shall pay to the Executive at the time specified in subsection (d) below an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and for local income or payroll tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments.

                  (b) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the "Total Payments") will be subject to the Excise Tax and the amount of such Excise Tax, (x) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company's independent certified public accountants appointed prior to any change in ownership (as defined under Section 280G(b)(2)of the Code) or tax counsel selected by such accountants (the "Accountants") such Total Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

                  (c) For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior

Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if the Executive's claim for refund or credit is denied.

         In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  (d) The Gross-up Payment or portion thereof provided for in subsection (c) above shall be paid not later than the thirtieth (30th) day following an event occurring which subjects the Executive to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection
(c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting the Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                  (e) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other issues. In the event the issues are interrelated, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree the Executive shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Executive, and the Executive and the Executive's representative shall cooperate with the Company and its representative.

                  (f) The Company shall be responsible for all charges of the Accountant.

                  (g) The Company and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Exhibit D.